SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                           FORM 8-K SB
                           -----------

        Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934



        Date of Report (Date of earliest event reported)

                       December 31, 1996
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                       Geo Petroleum, Inc.
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     (Exact name of registrant as specified in its charter)


   California            0-20915                1546736
   -----------------     -------------     -------------------
   (State or other       (Commission       (I.R.S. Employer
   jurisdiction          File Number)      Identification No.)
   of incorporation)


    25660 Crenshaw Blvd., Suite 201   Torrance, CA     90505
   -----------------------------------------------------------
    (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code
                          310-539-8191
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 --------------------------------------------------------------
 (Former name or former address, if changed since last report.)

                       Geo Petroleum, Inc.



Item 5 Other Events

Geo Petroleum, Inc. completed financings totaling $12,640,000 on December 31, 1996. The company obtained $2,640,000 of this total from a private offering of 1,750,000 shares of common stock and 300,000 warrants. The warrants can be exercised over a period of three years by purchasing common shares at $3.00 per share.

Saba Petroleum, Inc. a subsidiary of Saba Petroleum Company, separately agreed to invest $10,000,000 to drill and develop some of Geo's proven, undeveloped properties. Upon successful completion of its commitment within two years, Saba will be entitled to a two-thirds ownership interest in these properties.

Pursuant to the requirements of the Securities Exhange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Geo Petroleum, Inc.
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Registrant
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GERALD T. RAYDON
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GERALD T. RAYDON
(PRESIDENT)